Exhibit 23.3

Consent Letter

To:

Waton Financial Limited (the “Company”)
Suites 3605-06
36F, Tower 6, The Gateway
Harbour City
Kowloon, Hong Kong

Date: June 9, 2026

Dear Sirs,

We hereby consent to references to our name in the Post-Effective Amendment No. 2 to Form F-1, filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.  We also consent to the filing of this consent letter as an exhibit of the Company’s registration statement on Post-Effective Amendment No. 2 to Form F-1.

Yours faithfully,

/s/ Global Law Office
Global Law Office